UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 28, 2009

SMITH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1310 Rankin Road, Houston, Texas 77073
(Address of principal executive offices) (Zip Code)
(281) 433-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 1, 2009, Smith International, Inc. (the “Company”) announced the retirement of Margaret K. Dorman, Chief Financial Officer of the Company, from her executive officer position and all other positions with the Company, effective October 16, 2009.
     In connection with Ms. Dorman’s departure, the Company and Ms. Dorman entered into a Separation Agreement on September 28, 2009, under which Ms. Dorman will receive a one-time lump sum severance payment of $2,697,514, less applicable taxes and deductions, reimbursement for health coverage premiums for up to eighteen months following October 16, 2009 to the extent Ms. Dorman elects to participate in COBRA coverage, executive-level outplacement services for a period of one year following October 16, 2009 and accelerated vesting of all outstanding equity grants, with an exercise period of up to three-years for outstanding stock options. Vesting of the performance based restricted stock units relating to the 2009 performance period will be accelerated and paid out at a level reflecting anticipated achievement of the 2009 performance metrics. These special severance benefits are contingent upon execution of a General Release and ongoing compliance with confidentiality, non-disparagement and cooperation obligations.
     The foregoing description of the terms of the Separation Agreement and General Release does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and General Release, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.
     On October 1, 2009, the Company announced that the Board of Directors of the Company appointed William Restrepo to serve as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective October 16, 2009. Mr. Restrepo, age 50, has served as the Chief Financial Officer, Executive Vice President and Secretary of Seitel, since July 2005. From 1985 to 2005, he held various financial and operational positions at Schlumberger, including Regional Vice President and General Manager, most recently serving as Vice President Finance North and South America from January 2005 until July 2005 and Corporate Treasurer Western Hemisphere from October 2004 until January 2005.
     In connection with Mr. Restrepo’s appointment, he and the Company entered into a letter agreement (the “Letter Agreement”) pursuant to which Mr. Restrepo will receive an annual base salary of $450,000. Effective on his hire date, he will become a participant in the Smith International, Inc. Executive Officer Annual Incentive Plan (“AIP”) and will be eligible for a prorated bonus as an AIP participant for fiscal 2009. His bonus potential under the AIP is 65% of his annual base salary. He will also receive a perquisite payment of $1,558 per month. He will be eligible to participate in the Company’s Post-2004 Supplemental Executive Retirement Plan and the Company’s standard benefit package offered to all eligible employees. At the Company’s next regularly scheduled Compensation and Benefits Committee meeting, it is expected that Mr. Restrepo will receive a one-time grant of Restricted Stock Units, subject to four-year annual vesting, with a value on grant date of $750,000.
     In addition, on his hire date, Mr. Restrepo will enter into a Change-of-Control Employment Agreement (the “Change-of-Control Agreement”) with the Company. Pursuant to the terms of the Change-of-Control Agreement, in the event of a “Change of Control” of the Company (as defined in the Change-of-Control Agreement), the Change-of-Control Agreement provides for the continued employment of the executive officer for a period of three years and provides for the continuation of salary and benefits during that period. If the executive is terminated by the Company (other than for cause, death or disability), or if the executive elects to terminate his employment for “Good Reason” (as defined in the Change-of-Control Agreement), the executive is entitled to receive a lump sum payment in cash equal to the aggregate of the following amounts: (i) current annual base salary and pro rata “highest annual bonus” through the date of termination, based on the greater of the highest bonus paid to the executive for the three-year period prior to the Change of Control and the annual bonus paid or payable to the executive for the most recently completed fiscal year following the Change of Control; (ii) any accrued vacation pay; (iii) a multiple, as described below, of the executive’s annual base salary and highest annual bonus (as determined above); and (iv) any actuarial increase in the Company’s Supplemental Executive Retirement Plan benefit the executive would have received had the executive’s employment continued for a number of years after the date of the executive’s termination equal to the executive’s severance multiple. The executive would also receive continued coverage under applicable welfare and benefit plans for a number of years equal to the executive’s severance multiple and, for purposes of determining eligibility under the Company’s retiree benefits arrangements, the executive is considered to have remained employed with the Company for the number of years equal to his severance multiple. The severance multiple is three if the termination occurs during the first year following a Change of Control; two if the termination occurs during the second year following a Change of Control; and one if the termination occurs during the third year following a Change of Control. The Company is also required to provide the executive with outplacement services for a period ending not later than the last day of the second calendar year that begins after termination, with the scope and provider to be determined by the executive in his sole discretion.
     The foregoing description of the terms of Mr. Restrepo’s employment and the terms of his Change-of-Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement and the form of Change-of-Control Agreement included as Exhibits 10.3 and 10.4 and incorporated herein by reference.
     A copy of the press release announcing Ms. Dorman’s retirement and Mr. Restrepo’s appointment is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement dated September 25, 2009, executed on September 28, 2009, between Margaret K. Dorman and Smith International, Inc. filed herewith.
10.2	Form of General Release between Margaret K. Dorman and Smith International, Inc. filed herewith.
10.3	Letter Agreement dated October 1, 2009 between William Restrepo and Smith International, Inc. filed herewith.
10.4	Form of Change-of-Control Employment Agreement as of December 2008. Filed as Exhibit 10.1 to the Company’s report on Form 8-K dated December 19, 2008 (filed on December 23, 2008) and incorporated herein by reference.
99.1	Press Release dated October 1, 2009 filed herewith.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2009	SMITH INTERNATIONAL, INC.
	By:	/s/ RICHARD E. CHANDLER, JR.
		Name:	Richard E. Chandler, Jr.
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement dated September 25, 2009, executed on September 28, 2009, between Margaret K. Dorman and Smith International, Inc. filed herewith.
10.2	Form of General Release between Margaret K. Dorman and Smith International, Inc. filed herewith.
10.3	Letter Agreement dated October 1, 2009 between William Restrepo and Smith International, Inc. filed herewith.
10.4	Form of Change-of-Control Employment Agreement as of December 2008. Filed as Exhibit 10.1 to the Company’s report on Form 8-K dated December 19, 2008 (filed on December 23, 2008) and incorporated herein by reference.
99.1	Press Release dated October 1, 2009 filed herewith.